News Release

Trustmark Names Thomas C. Owens as Chief Operating Officer

and Joseph E. Bond as Chief Financial Officer

Jackson, MS, March 30, 2026 – The Boards of Directors of Trustmark Corporation (NASDAQGS:TRMK) and Trustmark Bank announced today that Thomas C. Owens will become Chief Operating Officer of Trustmark Bank effective May 1, 2026. Joseph E. Bond will succeed Mr. Owens as Treasurer and Principal Financial Officer of Trustmark Corporation and Executive Vice President and Chief Financial Officer of Trustmark Bank, effective May 1, 2026.

Duane A. Dewey, President and Chief Executive Officer, commented, “We are pleased to announce the appointment of Tom Owens as Chief Operating Officer. Tom is a valuable member of our executive team and has a distinguished record of achievement during his 13-year tenure at Trustmark. He has a strong finance discipline, understands our customers, markets, and growth opportunities and is ideally suited for this position. I am delighted that the Board has recognized Tom’s contributions and leadership at Trustmark and look forward to continuing to work with him to enhance the growth and profitability of our franchise and create additional value for our shareholders.”

Owens, 62, has served as Executive Vice President and Chief Financial Officer of Trustmark Bank and Treasurer and Principal Financial Officer of Trustmark Corporation since 2021. In this capacity, he provides leadership and oversight for capital management, financial planning, funds management and interest rate risk management activities. Owens joined Trustmark in 2013 as Executive Vice President and Bank Treasurer and was responsible for investment portfolio, liquidity and interest rate risk management as well as capital stress testing. Prior to joining Trustmark, Owens served at Webster Financial Corporation in Waterbury, CT, as Assistant Treasurer and at Wachovia Corporation in Charlotte, NC, as Director of Structured Asset Finance. He also served at Keycorp in Cleveland, OH, and began his banking career in 1987 at Banc One Corporation in Columbus, OH.

Mr. Owens received a Bachelor of Science degree in Business Administration and Finance from The Ohio State University in Columbus, OH, as well as a Master of Business Administration degree with a concentration in Finance from Winthrop University in Rock Hill, SC.

“I am pleased to have this opportunity,” stated Mr. Owens. “Together with our experienced management team and dedicated associates, we will continue to provide banking and financial solutions to meet the needs of our customers and the marketplace while enhancing shareholder value.”

Joseph E. Bond, 63, will succeed Mr. Owens as Treasurer and Principal Financial Officer of Trustmark Corporation and Executive Vice President and Chief Financial Officer of Trustmark Bank effective May 1, 2026. Prior to joining Trustmark, Bond served as Corporate Treasurer of Texas Capital Bancshares, Inc., in Dallas, TX, as well as Executive Vice President and Director of Corporate Treasury since 2021. Mr. Bond has previous experience with BBVA USA in Birmingham, AL, serving as Executive Vice President and Asset Liability Manager as well as with Webster Bank in Waterbury, CT, as Senior Vice President, Investment Portfolio and Funding Manager, and with Huntington Bancshares in Columbus, OH. He began his career with MNC Financial in Washington, DC. Mr. Bond received a Bachelor of Science degree in Business Administration with concentrations in Economics and Finance from the University of Pittsburgh in 1986.

“We are pleased to welcome Joe Bond to Trustmark as Chief Financial Officer. Joe has a distinguished record of accomplishments, having served as Treasurer with extensive experience in asset-liability and capital management with larger regional banks. Joe is ideally positioned to lead our finance activities,” said Dewey.

Bond said, “I am delighted to join Trustmark and appreciate the tremendous opportunity to work with such a well-respected organization with a strong record of providing financial solutions for its customers. I look forward to working with the executive team to advance Trustmark’s strategic financial priorities.”

About Trustmark

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Trustmark Investor Contacts:

Thomas C. Owens

Treasurer and Principal Financial Officer

601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

Trustmark Media Contact:

Melanie A. Morgan

Executive Vice President

601-208-2979